UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 12, 2004

APPLE REIT SIX, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-112169	20-0620523
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(804) 344-8121

Former Address: 10 South Third St., Richmond, VA 23219
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Six, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 2.01 and Item 9.01 of Form 8-K. This report describes acquisitions involving a “significant amount” of assets within the meaning of the Instructions to Form 8-K. Certain related matters also are reported.

Item 2.01. Completion of Acquisition or Disposition of Assets

Overview

On October 12, 2004, we closed on the purchase of eight hotels under eight separate contracts for an aggregate gross purchase price of $95,600,000. These hotels contain a total of 962 guest rooms or suites.

The purchase price was funded by our ongoing offering of units. We completed the minimum offering of units at $10.50 per unit on April 29, 2004. We are continuing the offering at $11 per unit in accordance with our prospectus. As of September 20, 2004, we had sold a total of 20,459,692 units in the offering. These sales have increased the total gross proceeds of the offering to $222,675,768 and the total proceeds (net of selling commissions and marketing expense expenses) to $200,408,093.

We also used the proceeds of our ongoing offering to pay $1,912,000, representing 2% of the aggregate gross purchase price for the recently purchased hotels, as a commission to Apple Six Realty Group, Inc. This entity is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer.

Acquisitions and Related Matters

Overview

We purchased the hotels through our wholly-owned subsidiaries. Each hotel has been leased by our purchasing subsidiary to another one of our wholly-owned subsidiaries, as the lessee, under a separate hotel lease agreement. For simplicity, the applicable lessee will be referred to below as the “lessee.”

Each hotel is being managed by Stonebridge Realty Advisors, Inc. d/b/a “Stonebridge Company” under a separate management agreement. For simplicity, this manager will be referred to below as the “manager.” We purchased the hotels from affiliates of the manager.

The hotel lease agreements and management agreements are among the contracts described in the next section. The table below specifies the franchises, purchasers, lessees and sellers for the hotels (with additional hotel information provided in a following section):

Hotel	Franchise (a)	Purchaser/Lessor	Lessee	Seller
Anchorage, Alaska	Hilton Garden Inn	Apple Six Hospitality, Inc.	Apple Six Services Anchorage I, LLC	Borealis Lodging, LLC
Anchorage, Alaska	Homewood Suites	Apple Six Hospitality, Inc.	Apple Six Services Anchorage II, LLC	365 Lodging, LLC
Phoenix, Arizona	Hampton Inn	Apple Six Hospitality, Inc.	Apple Six Hospitality Management, Inc.	Phoenix Lodging, LLC
Arcadia, California	Springhill Suites	Apple Six Hospitality, Inc.	Apple Six Hospitality Management, Inc.	Arcadia Suites, LLLP
Arcadia, California	Hilton Garden Inn	Apple Six Hospitality, Inc.	Apple Six Hospitality Management, Inc.	Arcadia Lodging, LLLP
Lake Forest, California	Hilton Garden Inn	Apple Six Hospitality, Inc.	Apple Six Hospitality Management, Inc.	Orange County Lodging, LP
Lakewood, Colorado	Hampton Inn	Apple Six Hospitality, Inc.	Apple Six Hospitality Management, Inc.	Jeffco Lodging, LLP
Glendale, Colorado	Hampton Inn & Suites	Apple Six Glendale, Inc.	Apple Six Services Glendale, Inc.	Glendale Lodging, LLP

Note	for Table:
(a)	Trademarked (symbol omitted in table and elsewhere in this document). The Springhill Suites franchise is the property of Marriott International, Inc. or one of its affiliates. The other franchises indicated above are the property of Hilton Hotels Corporation or one of its affiliates.

We have no relationship or affiliation with the sellers or the manager, except for the relationship resulting from the reported acquisitions, the management agreements and any related documents. No manager or any hotel management or licensing corporation (including Marriott International, Inc. or Hilton Hotels Corporation) or any of their affiliates will be deemed an issuer, obligor, sponsor or guarantor in respect of any securities described in our prospectus, nor will they have any responsibility or liability for any statement or omission in our prospectus or for such securities.

Our purchase contracts remain in effect for two other hotels (located in Anchorage, Alaska and Foothill Ranch, California) containing 185 guest rooms. As previously reported, there are a number of material conditions to closing on the purchase of these two hotels. At present, many of those conditions to closing remain unsatisfied.

Assumption of Loan

In connection with our purchase of the Glendale, Colorado hotel, Apple Six Glendale, Inc. (our wholly-owned subsidiary and the purchaser of the hotel) assumed an existing loan that remains secured by the hotel. The lender is GE Commercial Finance Business Property Corporation. On the date of purchase, the outstanding principal balance of the loan was $6,602,661. We do not consider this amount material in view of our operations and assets. The loan has a maturity date of January 1, 2013. The loan documents provide for a fixed annual rate of interest equal to 6.93%. Loan payments of principal and interest (on an amortized basis) are due to the lender on a monthly schedule.

Summary of Contracts

Hotel Lease Agreements

Each hotel is covered by a separate hotel lease agreement between our wholly-owned purchasing subsidiary and the applicable lessee (another one of our wholly-owned subsidiaries, as specified in the previous section). Each lease provides for an initial term of 10 years. Each lessee has the option to extend its lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised.

Each lease provides for annual base rent and percentage rent. The annual base rent is payable in advance in equal monthly installments and will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). The annual base rents and lease commencement dates for the hotels are shown below:

Hotel	Franchise	Annual Base Rent	Date of Lease Commencement
Anchorage, Alaska	Hilton Garden Inn	$1,695,471	October 12, 2004
Anchorage, Alaska	Homewood Suites	1,612,117	October 12, 2004
Phoenix, Arizona	Hampton Inn	668,227	October 12, 2004
Arcadia, California	Springhill Suites	736,182	October 12, 2004
Arcadia, California	Hilton Garden Inn	1,195,841	October 12, 2004
Lake Forest, California	Hilton Garden Inn	1,152,801	October 12, 2004
Lakewood, Colorado	Hampton Inn	644,122	October 12, 2004
Glendale, Colorado	Hampton Inn & Suites	1,066,327	October 12, 2004

The annual percentage rent depends on a formula that compares fixed “suite revenue breakpoints” with a portion of “suite revenue,” which is equal to gross revenue from guest rentals less sales and room taxes and credit card fees. The suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average).

Specifically, the annual percentage rent is equal to the sum of (a) 17% of all suite revenue for the year, up to the applicable suite revenue breakpoint; plus (b) 55% of the suite revenue for the year in excess of the applicable suite revenue breakpoint, as reduced by base rent paid for the year.

Management Agreements

Each of the hotels is being managed by the manager under separate management agreements between the manager and the applicable lessee (which is one of our wholly-owned subsidiaries, as specified in the previous section). The manager is responsible for managing and supervising the daily operations of the hotels and for collecting guest rents for the benefit of the applicable lessee. The fees and other terms of these agreements are the result of commercial negotiations between otherwise unrelated parties, and we believe that such fees and terms are appropriate for the hotels and the markets in which they operate.

Franchise Agreements

The hotel franchise for the Springhill Suites in Arcadia, California is established by a relicensing franchise agreement between Apple Six Hospitality Management, Inc. (which is our wholly-owned subsidiary and the lessee of the hotel) and Marriott International, Inc., or one of its affiliates. The franchises for the other hotels are established under separate franchise license agreements between the applicable lessee (as specified in the previous section) and Hilton Hotels Corporation, or one of its affiliates.

Other Agreements

In an owner agreement for the Springhill Suites in Arcadia, California, Apple Six Hospitality, Inc. (our wholly-owned subsidiary and the purchaser of the hotel) agreed, among other things, to be bound by certain restrictions in the relicensing franchise agreement and to perform the obligations of Apple Six Hospitality Management, Inc. (which is another one of our wholly-owned subsidiaries and is the lessee of the hotel) in the event of its default under the relicensing franchise agreement. In addition, we have separately guaranteed the payment and performance of the lessee under the relicensing franchise agreement.

With respect to the other seven hotels, Apple Six Hospitality, Inc. (our wholly-owned subsidiary) entered into separate and substantially similar guarantees in which it guaranteed the payment and performance of each lessee under the franchise license agreements.

Properties

The hotels we recently purchased offer guest rooms and suites, together with related amenities, that are consistent with their operation as select service or extended-stay hotels. The hotels are located in developed or developing areas and in competitive markets. We believe the hotels are well-positioned to compete in their respective markets based on location, amenities, rate structure and franchise affiliation. In the opinion of management, the hotels are adequately covered by insurance. Further information about the hotels is presented in the following tables:

Table 1. General Information

Hotel	Franchise	Number of Rooms/ Suites	Gross Purchase Price	Average Daily Rate (Price) per Room/ Suite (a)
Anchorage, Alaska	Hilton Garden Inn	125	$18,900,000	$109-139
Anchorage, Alaska	Homewood Suites	122	13,200,000	129-209
Phoenix, Arizona	Hampton Inn	99	6,700,000	69-109
Arcadia, California	Springhill Suites	86	8,100,000	119
Arcadia, California	Hilton Garden Inn	124	12,000,000	118-147
Lake Forest, California	Hilton Garden Inn	103	11,400,000	79-104
Lakewood, Colorado	Hampton Inn	170	10,600,000	59-79
Glendale, Colorado	Hampton Inn & Suites	133	14,700,000	59-169

	Total	962	$95,600,000

Note	for Table 1:
(a)	The amounts shown are subject to change, and exclude discounts that may be offered to corporate and frequent customers.

Table 2. Operating Information (a)

PART A		Avg. Daily Occupancy Rates (%)
Hotel	Franchise	2000	2001	2002	2003	2004
Anchorage, Alaska	Hilton Garden Inn	—	—	81%	80%	84%
Anchorage, Alaska	Homewood Suites	—	—	—	—	66%
Phoenix, Arizona	Hampton Inn	66%	62%	61%	69%	78%
Arcadia, California	Springhill Suites	74%	72%	68%	74%	81%
Arcadia, California	Hilton Garden Inn	67%	59%	65%	75%	84%
Lake Forest, California	Hilton Garden Inn	—	—	—	—	38%
Lakewood, Colorado	Hampton Inn	—	—	—	32%	44%
Glendale, Colorado	Hampton Inn & Suites	74%	70%	69%	69%	65%

(Table Continued on Next Page)

Table 2 (continued). Operating Information (a)

PART B		Revenue per Available Room/Suite ($)
Hotel	Franchise	2000	2001	2002	2003	2004
Anchorage, Alaska	Hilton Garden Inn	—	—	$98	$93	$93
Anchorage, Alaska	Homewood Suites	—	—	—	—	$79
Phoenix, Arizona	Hampton Inn	$55	$55	$52	$55	$67
Arcadia, California	Springhill Suites	$61	$59	$58	$65	$76
Arcadia, California	Hilton Garden Inn	$62	$55	$59	$68	$77
Lake Forest, California	Hilton Garden Inn	—	—	—	—	$37
Lakewood, Colorado	Hampton Inn	—	—	—	$22	$32
Glendale, Colorado	Hampton Inn & Suites	$56	$57	$58	$56	$65

Note	for Table 2:
(a)	The periods presented begin with the opening year of each hotel. Results of operations for those periods before the effective date of our ownership were provided by the applicable seller or manager for such periods.

Item 9.01. Financial Statements and Exhibits

a. Financial Statements of Businesses Acquired

(Financial statements will be filed as necessary by amendment within the required time period)

b. Pro Forma Financial Information

(Pro forma financial information will be filed as necessary by amendment within the required time period)

c. Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Six, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, President

October 18, 2004